Exhibit 10.60
National Consumer Cooperative Bank

Third Amendment
Dated as of December 28, 2006
to
NOTE PURCHASE AND UNCOMMITTED MASTER SHELF AGREEMENT
Dated as of December 28, 2001

Re: $55,000,000 5.62 % Senior Notes
Due December 28, 2006

Third Amendment
     This Third Amendment dated as of December 27, 2006 (the or this “Third Amendment”) to the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 is between National Consumer Cooperative Bank (d/b/a/ National Cooperative Bank), a banking corporation chartered pursuant to the National Consumer Cooperative Bank Act, as amended, 12 U.S.C. §§3001-3051 (the “Company”), and each of the institutions which is a signatory to this Third Amendment (collectively, the “Noteholders”).
Recitals:
     A. The Company and each of the Noteholders have heretofore entered into the Note Purchase and Uncommitted Master Shelf Agreement dated as of December 28, 2001 (as amended and in effect on the date hereof, the “Note Agreement”). The Company has heretofore issued $55,000,000 of its 6.99 % Senior Notes Due December 28, 2006 (the “Notes”) pursuant to the Note Agreement. On December 28, 2006, the Company intends to issue new 5.62% Senior Notes in the same principal amount due December 28, 2009 and use the proceeds therefrom to repay the Notes in full.
     B. The Company and the Noteholders now desire to clarify the intent of the parties that the Note Agreement authorizes such a new issuance of notes to repay existing notes without violating Section 2B(1) by amending the Note Agreement in the respects, but only in the respects, hereinafter set forth.
     C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.
     D. All requirements of law have been fully complied with and all other acts and things necessary to make this Third Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     Now, therefore, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
Section 1. Amendments.
     Section 1.1. Paragraph 2B(1) shall be and are hereby amended in its entirety to read as follows:

     “2B(1). Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. As used herein, the “Facility” shall refer to the willingness of Prudential to consider such purchase of Shelf Notes. The “Available Facility Amount” shall refer to, at any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement during the Issuance Period (other than the aggregate principal amount of any such Shelf Notes that have been or, on or before the date of the issuance of then-existing Accepted Notes (as hereinafter defined), will be, repaid in full), minus the aggregate principal amount of Accepted Notes which have not yet been purchased and sold hereunder during the Issuance Period; provided, however, that in no event shall the aggregate principal amount of Series A Notes, other Shelf Notes or 1999 Notes held by Prudential Affiliates exceed $150,000,000. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.
Section 2. Miscellaneous.
     Section 2.1. This Third Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this Third Amendment, all terms, conditions and covenants contained in the Note Agreement are hereby ratified and shall be and remain in full force and effect.
     Section 2.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Note Agreement without making specific reference to this Third Amendment but nevertheless all such references shall include this Third Amendment unless the context otherwise requires.
     Section 2.3. The descriptive headings of the various Sections or parts of this Third Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
     Section 2.4. This Third Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

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     Section 2.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

National Consumer Cooperative Bank

By
Name:
Title:

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Accepted and Agreed to:

The Prudential Insurance Company Of America

By:
Name: Yvonne Guajardo
Title: Vice President

Hartford Life Insurance Company
By:	Prudential Private Placement Investors, L.P., as Investment Advisor
By:	Prudential Private Placement Investors, Inc., General Partner

By:
Name: Yvonne Guajardo
Title: Vice President

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